As filed with the Securities and Exchange Commission on February 5, 2010

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XPLORE TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-0563295 (I.R.S. Employer Identification No.)

14000 Summit Drive, Suite 900 Austin, Texas (Address of principal executive offices)	78728 (Zip Code)

Xplore Technologies Corp. 2009 Stock Incentive Plan

(Full title of the plan)

Michael J. Rapisand Xplore Technologies Corp. 14000 Summit Drive, Suite 900 Austin, Texas 78728 (512) 336-7797 (Name, address and telephone number, including area code, of agent for service)	Copy to: Jonathan J. Russo, Esq. Pillsbury Winthrop Shaw Pittman LLP 1540 Broadway New York, New York 10036 (212) 858-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	11,043,002	$0.09	(2)	$993,870.18	$70.87

(1)            Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also includes such indeterminate number of additional shares of common stock as may be issuable under the Xplore Technologies Corp. 2009 Stock Incentive Plan (the “2009 Plan”) as a result of stock splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or other similar events.

(2)            Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act, based upon the average of the bid and ask prices as reported on the Over the Counter Bulletin Board on February 2, 2010.

EXPLANATORY NOTE

This Registration Statement is filed by Xplore Technologies Corp. (the “Registrant”) for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same employee benefit plan is effective. This Registration Statement relates to 11,043,002 shares of the Registrant’s common stock, $0.001 par value (“common stock”), issuable pursuant to the 2009 Plan.  The additional 11,043,002 shares of common stock relate to an amendment to the 2009 Plan to increase the number of authorized shares of common stock available for issuance.  The 2009 Plan, as amended, was approved by the Registrant’s stockholders at the Registrant’s annual meeting held on January 14, 2010.

Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the Form S-8 Registration Statement filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on September 11, 2009 (File No. 333-161890) which registered an aggregate of 35,228,615 shares of the Registrant’s common stock reserved for issuance under the 2009 Plan, the Xplore Technologies Corp. Amended and Restated Share Option Plan and the Xplore Technologies Corp. 2009 Employee Stock Purchase Plan, except to the extent otherwise updated or modified by this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

We incorporate by reference into this Registration Statement the following documents, which have been previously filed with the Commission:

•                  our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, filed with the Commission on August 14, 2009;

•                  our Quarterly Reports on Form 10-Q for the quarter ended June 30, 2009, filed with the Commission on August 14, 2009; and for the quarter ended September 30, 2009, filed with the Commission on November 12, 2009;

•                  our Current Reports on Form 8-K, filed with the Commission on April 2, 2009, April 16, 2009, April 30, 2009, June 4, 2009, July 2, 2009, July 16, 2009, July 23, 2009, September 21, 2009, November 10, 2009 and December 15, 2009; and

•                  the description of our common stock contained in the Registration Statement on Form S-1 we filed with the Commission on October 10, 2007, including any amendment(s) or report(s) filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold at the time of such amendment, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.   Exhibits.

Number	Description

4.1	Xplore Technologies Corp. 2009 Stock Incentive Plan (incorporated by reference to Appendix A of the Registrant’s Proxy Statement on Schedule 14A, filed on November 25, 2009)

*5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

*23.1	Consent of PMB Helin Donovan LLP

*23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

*24.1	Power of Attorney (included on the signature page)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on February 5, 2010.

Xplore Technologies Corp.

By:	/s/Michael J. Rapisand
Michael J. Rapisand
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints PHILIP S. SASSOWER, MICHAEL J. RAPISAND, and ANDREA GOREN, and each or either of them, with full power of substitution, his true and lawful attorney-in-fact and agent to do any and all acts and things in his/her name and on his behalf in his capacities indicated below which he may deem necessary or advisable to enable Xplore Technologies Corp to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement including specifically, but not limited to, power and authority to sign for him in his name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ PHILIP S. SASSOWER	Chief Executive Officer (Principal Executive
Philip S. Sassower	Officer) and Director	February 5, 2010

/s/ MICHAEL J. RAPISAND	Chief Financial Officer (Principal Financial and
Michael J. Rapisand	Accounting Officer)	February 5, 2010

/s/ BRIAN E. USHER-JONES
Brian E. Usher-Jones	Director	February 5, 2010

/s/ ANDREA GOREN
Andrea Goren	Director	February 5, 2010

/s/ THOMAS F. LEONARDIS
Thomas F. Leonardis	Director	February 5, 2010

/s/ FRANK ELENIO
Frank Elenio	Director	February 5, 2010

/s/ F. BEN IRWIN
F. Ben Irwin	Director	February 5, 2010

EXHIBIT INDEX

Number	Description

4.1	Xplore Technologies Corp. 2009 Stock Incentive Plan (incorporated by reference to Appendix A of the Registrant’s Proxy Statement on Schedule 14A, filed on November 25, 2009)

*5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

*23.1	Consent of PMB Helin Donovan LLP

*23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

*24.1	Power of Attorney (included on the signature page)

* Filed herewith.